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As filed with the Securities and Exchange Commission on December 7, 2001

Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACIFIC CREST CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	95-4437818
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

30343 Canwood Street
Agoura Hills, California 91301
(Address of Principal Executive Offices and Zip Code)

PACIFIC CREST CAPITAL, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
(Full Title of the Plan)

Gary Wehrle
Chairman and Chief Executive Officer
Pacific Crest Capital, Inc.
30343 Canwood Street
Agoura Hills, California 91301
(Name and address of agent for service)

(818) 865-3300
(Telephone number, including area code, of agent for service)

WITH A COPY TO:

T.J. Grasmick, Esq.
Manatt, Phelps & Phillips, LLP
11355 West Olympic Boulevard
Los Angeles, California 90064
(310) 312-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 par value per share	41,670 Shares	$20.925	$871,944.75	$218.00

(1)
This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may become available under the Registrant's 1994 Employee Stock Purchase Plan, as amended, as a result of the adjustment provisions thereof.

(2)
Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h).

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    Pacific Crest Capital, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 41,670 additional shares of the Registrant's Common Stock, $0.01 par value per share, for issuance pursuant to the Registrant's 1994 Employee Stock Purchase Plan, as amended (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The contents of the Registration Statement on Form S-8 (File No. 33-87988), filed by the Registrant with the Commission on December 27, 1994, are incorporated herein by reference.

    On May 11, 1999, stockholders of the Registrant approved an amendment to the Plan to increase the number of shares available for issuance pursuant to the Plan by 41,670.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8 Exhibits

Exhibit Number	Description
4.1	Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 3, 1993).
4.2	Registrant's Amended and Restated Bylaws, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 3, 1993).
5.1	Opinion of Manatt, Phelps & Phillips, LLP, Special Counsel to Pacific Crest Capital, Inc.
23.1	Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (see page 2)
99.1	Pacific Crest Capital, Inc. 1994 Employee Stock Purchase Plan, as amended.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Springs, State of California, on this 12th day of November, 2001.

PACIFIC CREST CAPITAL, INC.
By:	/s/ GARY WEHRLE Gary Wehrle Chairman and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary Wehrle his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereon.

    Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ GARY WEHRLE Gary Wehrle	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	November 12, 2001
/s/ ROBERT J. DENNEN Robert J. Dennen	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	November 12, 2001
/s/ RUDOLPH I. ESTRADA Rudolph I. Estrada	Director	November 12, 2001
/s/ MARTIN J. FRANK Martin J. Frank	Director	November 12, 2001
/s/ RICHARD S. ORFALEA Richard S. Orfalea	Director	November 12, 2001
/s/ STEPHEN J. ORLANDO Stephen J. Orlando	Director	November 12, 2001

FORM S-8 EXHIBIT INDEX

Exhibit Number	Description
4.1	Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 3, 1993).
4.2	Registrant's Amended and Restated Bylaws, incorporated by reference from Registrant's Amended No. 2 to Form S-1 Registration Statement (File No. 33-68718, filed December 3, 1993).
5.1	Opinion of Manatt, Phelps & Phillips, LLP, Special Counsel to Pacific Crest Capital, Inc.
23.1	Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
23.2	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (see page 2)
99.1	Pacific Crest Capital, Inc. 1994 Employee Stock Purchase Plan, as amended.

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FORM S-8
EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
FORM S-8 EXHIBIT INDEX